As filed with the Securities and Exchange Commission on March 27, 2023	Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DOCUSIGN, INC.
(Exact name of registrant as specified in its charter)

Delaware	91-2183967
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
221 Main St., Suite 1550
San Francisco, California 94105
(Address of principal executive offices) (Zip code)
DocuSign, Inc. 2018 Equity Incentive Plan
DocuSign, Inc. 2018 Employee Stock Purchase Plan
(Full title of the plan)
Allan Thygesen
Chief Executive Officer
DocuSign, Inc.
221 Main St., Suite 1550
San Francisco, California 94105
(Name and address of agent for service)
(415) 489-4940
(Telephone number, including area code, of agent for service)

Copies to:

David A. Bell, Esq. Katherine K. Duncan, Esq. Fenwick & West LLP 801 California Street Mountain View, CA 94041 Telephone: (650) 988-8500	James Shaughnessy, Esq. Chief Legal Officer DocuSign, Inc. 221 Main St., Suite 1550 San Francisco, California 94105 (415) 489-4940

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

☒	Large accelerated filer	☐	Accelerated filer
☐	Non-accelerated filer	☐	Smaller reporting company
		☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 is being filed by DocuSign, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) to register 10,095,197 additional shares of Common Stock reserved for issuance under the 2018 Equity Incentive Plan and 2,019,039 additional shares of Common Stock reserved for issuance under the 2018 Employee Stock Purchase Plan pursuant to the provisions of those plans providing for an automatic annual increase in the number of shares reserved for issuance under such plans. This Registration Statement on Form S-8 hereby incorporates by reference the contents of the Registrant’s earlier registration statements on Form S-8 with the Commission on May 1, 2018 (Registration No. 333-224577), on March 27, 2019 (Registration No. 333-230523), on March 27, 2020 (Registration No. 333-237444), on March 31, 2021 (Registration No. 333-254928) and on March 25, 2022 (Registration No. 333-263856) to the extent not superseded hereby. In accordance with the instructional note to Part I of Form S-8 promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:
(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended January 31, 2023 (the “Annual Report”), filed with the Commission on March 27, 2023 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
(b) All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act (other than the reports, or portions thereof, deemed to have been furnished and not filed with the Commission) since the end of the fiscal year covered by the Annual Report referred to in (a) above.
(c) The description of the Registrant’s Common Stock which is contained in the Registrant’s Registration Statement on Form 8-A filed on April 24, 2018 (File No. 001-38465) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.
All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. EXHIBITS

		Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date
4.1	Amended and Restated Certificate of Incorporation	8-K	001-38465	3.1	May 1, 2018
4.2	Amended and Restated Bylaws	8-K	001-38465	3.1	March 10, 2022
4.3	Form of Common Stock Certificate	S-1/A	333-223990	4.1	April 17, 2018
5.1*	Opinion of Fenwick & West LLP
23.1*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.
23.2*	Consent of Fenwick & West LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (reference is made to the signature page hereto)
99.1	2018 Equity Incentive Plan	S-8	333-224577	10.6	May 1, 2018
99.2	Form of Option Agreement and Exercise Notice under 2018 Equity Incentive Plan	S-1	333-223990	10.6	March 28, 2018
99.3	Form of Notice of Restricted Stock Unit Award and Restricted Stock Unit Agreement under 2018 Equity Incentive Plan	S-1	333-223990	10.7	March 28, 2018
99.4	Form of Performance Stock Unit Grant Notice under 2018 Equity Incentive Plan	10-Q	001-38465	10.5	June 9, 2022
99.5	2018 Employee Stock Purchase Plan	S-8	333-224577	10.9	May 1, 2018
107.1*	Filing Fee Table

* Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on March 27, 2023.

DOCUSIGN, INC.

By:	/s/ Allan Thygesen
Allan Thygesen
Chief Executive Officer

    POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Allan Thygesen, Cynthia Gaylor, and James Shaughnessy, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Allan Thygesen	Chief Executive Officer and Director	March 27, 2023
Allan Thygesen	(Principal Executive Officer)

/s/ Cynthia Gaylor	Chief Financial Officer	March 27, 2023
Cynthia Gaylor	(Principal Financial Officer and Principal Accounting Officer)

/s/ Mary Agnes Wilderotter	Director	March 27, 2023
Mary Agnes Wilderotter

/s/ James Beer	Director	March 27, 2023
James Beer

/s/ Teresa Briggs	Director	March 27, 2023
Teresa Briggs

/s/ Cain A. Hayes	Director	March 27, 2023
Cain A. Hayes

/s/ Blake J. Irving	Director	March 27, 2023
Blake J. Irving

/s/ Enrique T. Salem	Director	March 27, 2023
Enrique T. Salem

/s/ Peter Solvik	Director	March 27, 2023
Peter Solvik

/s/ Daniel D. Springer	Director	March 27, 2023
Daniel D. Springer